SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

LARGE SCALE BIOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688

(Address of principal executive offices and zip code)

(707) 446-5501

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Exhibit Title or Description
99.01	Press release dated February 4, 2004*
99.02	Transcript of conference call held on February 4, 2004*

*	These exhibits are furnished with this Current Report on Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and are not incorporated by reference into any filing of Large Scale Biology Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

Item 12. Results of Operations and Financial Condition

The information in this report and the exhibits attached hereto are being furnished pursuant to Item 12 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and are not incorporated by reference into any filing of Large Scale Biology Corporation under the Securities Exchange Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

On February 4, 2004, Large Scale Biology Corporation (the “Company”), issued a press release announcing its financial results for the quarter and year ended December 31, 2003, and held a conference call with investors and analysts regarding those financial results and related matters. The conference call was pre-announced and was available to the public through live teleconference and webcast and continued to be available until February 7, 2004 by webcast replay at www.lsbc.com. A copy of the press release is attached hereto as Exhibit 99.01. A copy of the transcript of the conference call is attached hereto as Exhibit 99.02.

Included in the press release and during the conference call, the Company presented certain financial information on a GAAP and pro forma basis. The Company’s GAAP net loss, net loss per share and total operating costs and expenses in the quarterly periods ended December 31, 2003 and 2002 included charges for severance benefits and impairments of property and goodwill. Specifically, charges of $2.2 million and $1.3 million were excluded from these pro forma financial results for the quarters ended December 31, 2003 and 2002, respectively. This pro forma information was intended to improve the comparability of the Company’s operating results between the quarters ended December 31, 2003 and 2002.

In addition, the Company’s GAAP net loss, net loss per share and total operating costs for the years ended December 31, 2003 and 2002 included charges for severance benefits and impairments of property and goodwill. Specifically, charges of $5.0 million and $2.2 million were excluded from these pro forma financial results for the years ended December 31, 2003 and 2002, respectively. This pro forma information was intended to improve the comparability of the Company’s operating results between the years ended December 31, 2003 and 2002.

The Company’s management uses this pro forma information to evaluate its efforts to reduce costs and expenses related to continuing operating activities. The Company’s management believes that this pro forma information is useful to investors because it helps them assess the effectiveness of these efforts. Presented below is a reconciliation of the Company’s GAAP net loss, net loss per share, and total operating costs and expenses to a pro forma basis for the quarterly periods ended December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 as presented in the press release and the conference call.

Reconciliation of GAAP and Pro Forma Financial Results

	Three Months Ended,
	December 31, 2003		December 31, 2002
	(in thousands, except per share amounts)
	Amount	Per Share	Amount	Per Share
GAAP net loss	$(7,145)	$(0.28)	$(7,320)	$(0.29)
Pro forma adjustments:
Severance benefits	322	0.01	—	—
Impairment of property	1,900	0.08	433	0.02
Impairment of goodwill	—	—	839	0.03

Pro forma net loss	$(4,923)	$(0.19)	$(6,048)	$(0.24)

	Three Months Ended,
	December 31, 2003	December 31, 2002
	(in thousands)
Total GAAP operating costs and expenses	$7,792	$8,420
Pro forma adjustments:
Severance benefits	(322)	—
Impairment of property	(1,900)	(433)
Impairment of goodwill	—	(839)

Total pro forma operating costs and expenses	$5,570	$7,148

	Year Ended,
	December 31, 2003		December 31, 2002
	(in thousands, except per share amounts)
	Amount	Per Share	Amount	Per Share
GAAP net loss	$(25,293)	$(0.99)	$(33,184)	$(1.33)
Pro forma adjustments:
Severance benefits	1,401	0.06	880	0.04
Impairment of property	3,598	0.14	433	0.02
Impairment of goodwill	—	—	839	0.03

Pro forma net loss	$(20,294)	$(0.79)	$(31,032)	$(1.24)

	Year Ended,
	December 31, 2003	December 31, 2002
	(in thousands)
Total GAAP operating costs and expenses	$29,040	$36,496
Pro forma adjustments:
Severance benefits	(1,401)	(880)
Impairment of property	(3,598)	(433)
Impairment of goodwill		(839)

Total pro forma operating costs and expenses	$24,041	$34,344

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: February 10, 2004	By:	/s/ RONALD J. ARTALE
Ronald J. Artale
Senior Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.01	Press release dated February 4, 2004*
99.02	Transcript of conference call held on February 4, 2004*

•	These exhibits are furnished with this Current Report on Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and are not incorporated by reference into any filing of Large Scale Biology Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.